SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2003

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina 27893

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

(Former name or former address, if changed since last report)

Item 5. Other Events

On November 12, 2003, Standard Commercial Corporation issued a press release reporting that the Board of Directors had approved a quarterly cash dividend of $0.0875 per share on the common shares of the Company. The Company also announced the appointment of H. Carl McCall to its Board of Directors. A copy of the press release is attached as an exhibit.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Standard Commercial Corporation dated November 12, 2003 reporting a quarterly cash dividend of $0.0875 per share on the common shares of the Company. The Company also announced the appointment of H. Carl McCall to its Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: November 13, 2003	/s/ Robert A. Sheets
Robert A. Sheets, Vice President and Chief Financial Officer